UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2013

UMAMI SUSTAINABLE SEAFOOD INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52401	98-06360182
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1230 Columbia Street, Suite 440 San Diego, California		92101
(Address of Principal Executive Offices)		(Zip Code)

(619) 544-9177
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2013, Umami Sustainable Seafood Inc. (the “Company”) appointed Timothy Fitzpatrick to serve as Chief Executive Officer of the Company, effective immediately. In connection with his appointment as Chief Executive Officer, Mr. Fitzpatrick will step down from his position as Chief Financial Officer of the Company, effective August 16, 2013.

Also on August 16, 2013, the Company’s Board of Directors (the “Board”) appointed Mr. Fitzpatrick to serve as a director of the Board, effective immediately.

Mr. Fitzpatrick, 46, served as the Company’s Chief Financial Officer since January 5, 2012. He was general counsel of Mindray Medical International Limited, a medical device company, from September 2006 to June 2011. Prior to joining Mindray, Mr. Fitzpatrick worked as an attorney in the United States and Hong Kong. Mr. Fitzpatrick received his M.B.A. from the Kellog-HKUST Executive MBA Program in Hong Kong, his J.D. from the University of California, Los Angeles, his M.A. from the University of California, San Diego, and his B.A. from Hamilton College.

The terms of Mr. Fitzpatrick’s employment agreement (the “Employment Agreement”) entered into in connection with his appointment as Chief Financial Officer of the Company will continue to govern his employment with the Company as Chief Executive Officer. The terms of the Employment Agreement are described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2012. In connection with Mr. Fitzpatrick’s appointment as Chief Executive Officer, the Company entered into a Non-Plan Stock Unit Award Agreement (the “Award Agreement”), dated August 16, 2013, with Mr. Fitzpatrick, pursuant to which Mr. Fitzpatrick was granted 2,000,000 restricted stock units (the “RSUs”). The RSUs will vest in equal twenty-five percent installments on each of the first four six-month anniversaries of the award date, subject to Mr. Fitzpatrick’s continued employment with the Company. The foregoing description of the Award Agreement is qualified in its entirety by reference to the text of the Award Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

There was no agreement or arrangement entered into between the Company and Mr. Fitzpatrick in connection with Mr. Fitzpatrick’s appointment to the Company’s Board.

There was no arrangement or understanding between Mr. Fitzpatrick and any other person pursuant to which Mr. Fitzpatrick was appointed Chief Executive Officer or as a director of the Company. There are no family relationships between Mr. Fitzpatrick and any director or executive officer of the Company, and Mr. Fitzpatrick has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On August 16, 2013, the Company issued a press release announcing the management changes set forth in Item 5.02 of this Current Report on Form 8-K. A copy of the Company’s press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Umami Sustainable Seafood Inc. Non-Plan Stock Unit Award Agreement, dated August 16, 2013, between Umami Sustainable Seafood Inc. and Tim Fitzpatrick.

99.1	Press Release, dated August 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, on the 16th day of August 2013.

UMAMI SUSTAINABLE SEAFOOD, INC.

By:	/s/ Timothy P. Fitzpatrick
Timothy P. Fitzpatrick
Chief Executive Officer